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                                                                     EXHIBIT 4.3

                          TRUBION PHARMACEUTICALS, INC.

                               AMENDMENT NO. 1 TO

                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Amendment No. 1 to the Amended and Restated Investor Rights Agreement (the "RIGHTS AGREEMENT") dated as of July 13, 2004 is entered into as of ________, 2005, by and among Trubion Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), Wyeth, a Delaware corporation ("WYETH"), and the investors set forth on EXHIBIT A hereto (collectively the "INVESTORS" and each individually an "INVESTOR").

                                    RECITALS

     A. The Company and the Investors are parties to the Rights Agreement.

     B. The Company and Wyeth have entered into a Common Stock Purchase Agreement dated as of December ___, 2005 (the "PURCHASE AGREEMENT") pursuant to which the Company will sell to Purchaser and Purchaser will purchase from the Company shares of the Company's Common Stock concurrent with and conditioned upon the closing of the Company's initial public offering (the "CLOSING"). A condition to the Purchaser's obligations under the Purchase Agreement is that the Rights Agreement be amended in order to provide Purchaser with certain rights to register shares of the Company's Common Stock.

     C. Pursuant to Section 6.5 of the Rights Agreement, the written consent of the Company and the Investors holding a majority of the Registrable Securities (the "REQUISITE HOLDERS") is required to amend the Rights Agreement.

     D. The Company and the Requisite Holders desire to induce Purchaser to enter into the Purchase Agreement by agreeing to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have the meaning ascribed to them in the Rights Agreement.

     2. Addition of Purchaser as a Party to the Rights Agreement. Effective upon the Closing pursuant to the Purchase Agreement, the parties hereby agree to add Purchaser as a party to the Rights Agreement and Purchaser shall be deemed a "Holder" of Registrable Securities for purposes of Sections 1, 2 and 6 of the Rights Agreement and subject to all of the rights and obligations of such Sections. For purposes of clarification, Purchaser shall not be entitled to the rights or subject to the obligations set forth in Sections 3, 4 and 5 of the Rights Agreement and Purchaser shall not be deemed an "INVESTOR" for purposes of the Rights Agreement..

     3. Amendment to Section 1.1. The definition of "Registrable Securities" set forth in Section 1.1 is hereby amended and restated to read in its entirety as follows:

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          "REGISTRABLE SECURITIES" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) Common Stock of the Company issued to Frazier Healthcare Fund ("FRAZIER"), ARCH Venture Fund ("Arch") and Scott Minick ("MINICK") pursuant to those certain Common Stock Purchase Agreements dated November 19, 2002 by and between the Company and each of Frazier, Arch and Minick, (c) Common Stock of the Company issued to Wyeth pursuant to the Purchase Agreement, and (d) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the securities described in (a),
(b) and (c) above; provided, however, the shares referred to in clause (c) above shall not qualify as Registrable Securities for the purposes of Sections 2.2 hereof until the 15 month anniversary of the Closing. For the avoidance of doubt, in the event that the Company effects a registration under the Securities Act pursuant to Section 2.2 hereof prior to the 15 month anniversary of the Closing, in connection with such registration the Shares referred to in clause
(c) above shall qualify as Registrable Securities for the purposes of Section
2.3. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under SECTION 2 of this Agreement are not assigned.

     4. Amendment to Section 2.1(a)(ii). Section 2.1(a)(ii) is amended effective immediately following the expiration of the "Market Stand-Off" period set forth in Section 2.12 hereof, by deleting the last sentence thereof and substituting therefor the following:

     "Subject to the other terms of this Agreement (including without limitation the restrictions on assignment of registration rights set forth in Section
     2.10 and Sections 2.1(b) and (d)), it is agreed that the restrictions contained in this Section 2.1(a)(ii) shall not apply to dispositions of Shares or Registrable Securities made pursuant to Rule 144 promulgated under the Securities Act."

     5. Amendment to Section 6.5. Section 6.5 is hereby amended by adding, after the final sentence thereof, the following:

          Notwithstanding the foregoing, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated in any way that diminishes or eliminates the rights particular to Wyeth hereunder and in a manner different than the other holders of Registrable Securities, such action shall require the prior written consent of Wyeth.

     6. Waiver of Right of Participation. Each Investor on behalf of itself and all other Investors and holders of Registrable Securities hereby waives any right of participation set forth in Section IV of the Rights Agreement with respect to the sale and issuance of the shares of Company Common Stock to Wyeth pursuant to the Purchase Agreement.

     7. No Other Amendments. Except as expressly amended or waived as set forth above, the Rights Agreement shall remain in full force and effect in accordance with its terms.

     8. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one document.

                            [Signature pages follow.]


                                       -2-

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "COMPANY"

                                        TRUBION PHARMACEUTICALS, INC.
                                        a Delaware corporation


                                        By: /s/ Peter Thompson
                                            ------------------------------------
                                            Peter Thompson, M.D., FACP
                                            President and Chief Executive
                                            Officer

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "WYETH"

                                        WYETH


                                        By: /s/ William M. Haskel
                                        ----------------------------------------
                                        Name: William M. Haskel
                                        Its: Vice President

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "INVESTOR"

                                        PROSPECT VENTURE PARTNERS II, L.P.

                                        By: Prospect Management Co. II, LLC
                                        Its General Partner


                                        By: /s/ David Schnell
                                            ------------------------------------
                                        Name: David Schnell
                                        Title: Managing Member


                                        PROSPECT ASSOCIATES II, L.P.

                                        By: Prospect Management Co. II, LLC
                                        Its General Partner


                                        By: /s/ David Schnell
                                            ------------------------------------
                                        Name: David Schnell
                                        Title: Managing Member

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "INVESTOR"

                                        VENROCK PARTNERS, L.P.
                                        by its General Partner, Venrock Partners
                                        Management, LLC


                                        VENROCK ASSOCIATES IV, L.P.
                                        by its General Partner, Venrock
                                        Management IV, LLC


                                        VENROCK ENTREPRENEURS FUND IV, L.P.
                                        by its General Partner, VEF Management
                                        IV, LLC


                                        By: /s/ Anders Hove
                                            ------------------------------------
                                        Name: Anders D. Hove
                                        Title: Member
                                        Address: 30 Rockefeller Plaza
                                                 Room 5508
                                                 New York, NY 10112

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "INVESTOR"

                                        ARCH VENTURE FUND V, L.P.

                                        By: ARCH Venture Partners V, L.P.
                                            Its general partner

                                        By: ARCH Venture Partners V, L.L.C.
                                            Its general partner


                                        By: /s/ Robert Nelsen
                                            ------------------------------------
                                        Title: Managing Director


                                        ARCH V ENTREPRENEURS FUND, L.P.

                                        By: ARCH Venture Partners V, L.P.
                                            Its general partner

                                        By: ARCH Venture Partners V, L.L.C.
                                            Its general partner


                                        By: /s/ Robert Nelsen
                                            ------------------------------------
                                        Title: Managing Director


                                        HEALTHCARE FOCUS FUND, L.P.

                                        By: ARCH Venture Partners V, L.P.
                                            Its general partner

                                        By: ARCH Venture Partners V, L.L.C.
                                            Its general partner


                                        By: /s/ Robert Nelsen
                                            ------------------------------------
                                        Title: Managing Director

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "INVESTOR"

                                        OXFORD BIOSCIENCE PARTNERS IV L.P.

                                        By: OBP Management IV L.P.


                                        By: /s/ Mark P. Carthy
                                            ------------------------------------
                                            Mark P. Carthy - General Partner


                                        MRNA FUND II L.P.

                                        By: OBP Management IV L.P.


                                        By: /s/ Mark P. Carthy
                                            ------------------------------------
                                            Mark P. Carthy - General Partner

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

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     IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT NO. 1
TO THE RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

                                        "INVESTOR"

                                        FRAZIER HEALTHCARE IV, L.P.
                                        By FHM IV, LP, its general partner
                                        By FHM IV, LLC, its general partner


                                        By: /s/ Patrick Heron
                                            ------------------------------------
                                        Name: Patrick Heron
                                        Its: Authorized Representative


                                        FRAZIER AFFILIATES IV, L.P.
                                        By FHM IV, LP, its general partner
                                        By FHM IV, LLC, its general partner


                                        By: /s/ Patrick Heron
                                            ------------------------------------
                                        Name: Patrick Heron
                                        Its: Authorized Representative


                                        FRAZIER HEALTHCARE III, L.P.
                                        By FHM III, LLC


                                        By: /s/ Robert Overell
                                            ------------------------------------
                                        Name: Robert Overell
                                        Its: Authorized Representative


                                        FRAZIER AFFILIATES III, L.P.
                                        By FHM III, LLC


                                        By: /s/ Robert Overell
                                            ------------------------------------
                                        Name: Robert Overell
                                        Its: Authorized Representative

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT